Exhibit (a)(32)
January 11, 2011 29th Annual J.P. Morgan Healthcare Conference Henri A. Termeer Chairman & CEO

Forward-Looking Statement Disclaimer This presentation contains forwarding-looking statements regarding Genzyme's financial results and outlook and business plans and strategies including, without limitation: financial and near-term growth expectations, including Q4 2010 non-GAAP EPS & revenue, 2011non-GAAP EPS & revenue, 5 year CAGR & 2011 -2013 cumulative cash flow from operations; the production trend and supply forecast for Cerezyme and Fabrazyme, including the timing of return to full supply for Fabrazyme; the fill/finish expansion plans in Waterford and biologic expansion plans in Framingham and timing of expected regulatory approvals; the anticipated receipt and timing of alemtuzumab phase 3 clinical trial data results; the expected receipt and timing of regulatory approvals for alemtuzumab-MS, mipomersen and eliglustat; expectations regarding alemtuzumab-MS, including that it is a potential new standard of care for an estimated $14B market, it's efficacy, durability, safety, tolerability, and its potential to show peak revenue of approximately $3B; expectations regarding the market opportunities and future growth potential for Myozyme/Lumizyme, Synvisc and the Company's Transplant & Oncology business; the expectation regarding the market potential and regulatory filing plans and timetables for mipomersen; the expected completion and timing of divesting our Diagnostics and Pharmaceuticals businesses; plans to divest or partner additional non-core assets, including our Cell Therapy business, and the timing thereof; the expected amount and sustainability of savings resulting from cost-saving efforts and opportunities; and the intention to complete the second half of our $2B share repurchase plan, and the timing thereof. These statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among others: that production and shipment of Fabrazyme and Cerezyme does not continue as planned due to any reason, including contamination, equipment malfunctions, cell growth at lower than expected levels, fill-finish inefficiencies, power outages, human error or regulatory issues; that Genzyme is unable to meet its financial guidance for any reason, including due to lower than expected revenues attributable to further manufacturing issues, lower than expected product demand due to competition or higher than expected operating expenses; that Genzyme cannot obtain on expected timetables or maintain regulatory approvals for its products and manufacturing facilities, including the Allston manufacturing facility, the new Framingham facility, and the expanded fill/finish operations in Waterford; that Genzyme is unable to successfully transition fill/finish operations out of the Allston facility to it CMO on planned timelines; that Genzyme is not able to successfully complete clinical development and obtain regulatory approvals of its product candidates within anticipated timeframes and for anticipated indications, including alemtuzumab-MS, mipomersen and eliglustat tartrate for any reason, including trial results that are not as favorable as expected and safety profiles that reduce the potential target patient population; that Genzyme is unable to complete the sale of its diagnostics business or sell other businesses as planned or on anticipated timeframes; that Genzyme will not be able to implement its plan to increase shareholder in a manner consistent with expectations, including an inability to reduce operating expenses or sustain any achieved cost savings as expected; that Genzyme is unable to accurately assess, estimate or project patient populations and product demand; that changes to or developments in general market conditions or Genzyme's stock price make the repurchase of additional shares unattractive or inadvisable; and the risks and uncertainties described in Genzyme's SEC reports filed under the Securities Exchange Act of 1934, including the factors discussed under the caption "Risk Factors" in Management's Discussion and Analysis of Financial Condition and Results of Operations in Genzyme's Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. Genzyme cautions investors not to place substantial reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this press release and Genzyme undertakes no obligation to update or revise them. Reconciliation of Q1 - Q4 2009 and Q1 - Q3 2010 GAAP to Non-GAAP EPS can be found under "Reconciliations" on the Investors page of www.genzyme.com. Q4 2010 Non-GAAP EPS is estimated and excludes the following GAAP items: Bayer acquisition-related expenses, stock compensation expenses, restructuring/severance expenses, and discontinued operations accounting. Important Information Genzyme has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the tender offer by Sanofi-Aventis. Genzyme shareholders are advised to read the company's Solicitation/Recommendation Statement on Schedule 14D-9 because it contains important information. Shareholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Genzyme in connection with the tender offer, free of charge at the SEC's website at http://www.sec.gov. In addition, investors can obtain free copies of these documents from Genzyme by directing a request to: Genzyme Attn: Shareholder Relations Department 500 Kendall Street Cambridge, MA 02142 or by calling 617-252-7500 and asking for Shareholder Relations

Supply Recovery Business Growth Three Near-term Value Drivers Late-stage Pipeline

3 Q4 Revenue Highlights a Financial Recovery Total Revenues In millions Figures are unaudited 2010E 2009 Q4 $938% $1,154 2010E 2009 Full Year % $4,051 23% 2% $3,977 143 10 157 13 583 516 Biosurgery Personalized Genetic Health $ 348 46 $ 508 (10) $ 1,656 $ 1,850 Renal & Endocrinology 258 13 291 6 1,072 1,008 Hematology & Oncology 169 6 179 32 679 513 PGH Grew 26% Over Q3:10 Other 6 0 6 (64) 16 44 Pending Disc. Ops. Cell Therapy 14 (7) 13 (2) 45 46 Revenue Subtotal* $924 23 $1,141 2 $4,006 $3,931 *2010 periods exclude, and 2009 periods have been revised to exclude, revenues from discontinued operations and all periods are unaudited. Revised fiscal 2009 revenues will be re-audited in connection with the Company's filing of its 2010 10-K.

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4E 941.891 953.164 1001.8 1154 1019.677 1095 923.766 938.289 Column 3 Q4 Was a Record Quarter for Revenue 2009 2010 Note: 2010 quarters exclude, and 2009 quarters have been revised to exclude, revenues from discontinued operations and all quarters are unaudited. All quarters include revenue from the Cell Therapy business pending discontinued operations classification. ($M)

Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4E 0.37 0.17 0.42 0.83 0.84 0.8 0.28 0.29 Column 3 Non-GAAP EPS Is Significantly Improving 5 2009 2010 $0.80 to $0.85 Note: Q4:10 is estimated and excludes Bayer acquisition related expenses, stock option expenses, and discontinued operations accounting. 2010 diluted Non-GAAP EPS exclude, and 2009 diluted have been revised, for the exclusion of discontinued operations and are unaudited. However, these figures are not adjusted for the pending discontinued operations treatment of the Cell Therapy business.

H2:09 H1:10 H2:10E H1:11E H2:11E East 99.3 191.1 293.3 330 371 Cerezyme Supply Recovery On-Track Q4 Revenue: $224 million* Bioreactor performance at the higher end of historical experience Fully supplying currently treated patients Cerezyme (r) *Q4:10 figures are unaudited.

Fabrazyme Productivity Improving; Short of Demand H2:09 H1:10 H2:10E H1:11E H2:11E East 20.3 20.9 29 32.5 45.9 6 Q4 Revenue: $62 million* Allocations increased 82% in Q4 On-track to fully supply existing patient demand in H2:11 Fabrazyme *Q4:10 figures are unaudited.

8 Fill/Finish & Biologic Capacity Expansion Plans Progressing Ahead of Schedule Exited fill/finish operations at Allston Landing facility for US market Transfer remaining fill/finish to a CMO in H1:11E Fill/finish expansion to 4x in Waterford planned for late 2011 Engineering runs performing well; Process Validation (PV) runs expected in January Regulatory approval for Fabrazyme expected in H2:11 PV runs become inventory upon approval

Biologic Capacity Planned to Expand 4 Fold 2004 2009 2011/12E Allston, MA Geel, Belgium Framingham, MA 2007 12,000L

Our Financial Outlook Through 2011 2011E Non-GAAP EPS $4.10-$4.35 3 Year EPS CAGR (2008 to 2011E) ~30% 2011E Total Revenue ~$5B 10

Supply Recovery Business Growth Late-stage Pipeline Three Near-term Value Drivers

Double-digit Revenue Growth Expected in 2011

Late-stage Development	Launch	Growth	Mature
• Alemtuzumab – MS • Mipomersen • Eliglustat • Ataluren • Clolar adult AML • MRrhTSH for Goiter	• Lumizyme • Synvisc-One • Mozobil	• Myozyme • Fabrazyme • Aldurazyme • Thyrogen • Thymoglobulin • Seprafilm • Synvisc • Campath • Clolar • Renvela	• Cerezyme • Renagel • Fludara • Leukine

12

2006 2007 2008 2009 2010E 59 201 296 325 412 Myozyme/Lumizyme: A "Cerezyme-like" Opportunity Global Sales ($M) Combined Myozyme & Lumizyme Q4 Revenue: $128 million* US sales of $30 million* LOTS data publication in the New England Journal of Medicine Currently approved in 48 markets, expected to grow to ~60 markets by YE:11 Myozyme/Lumizyme *Q4:10 figures are unaudited.

Pompe Market Is Still Early in Market Development Pompe Market Is Still Early in Market Development Pompe Gaucher East 1400 6000 8600 4000 Estimated Prevalence: ~10,000 Patients Treated *Source: Company estimates.

2006 2007 2008 2009 2010E 234 242 263 329 392 Synvisc-One - Transforming the Market Combined Synvisc & Synvisc-One Q4 Revenue: $105 million* US franchise market share increased to 43% from 39% Synvisc-One accounts for ~70% of total US franchise sales Synvisc launch in Japan underway Synvisc/Synvisc-One Global Sales ($M) *Q4:10 figures are unaudited.

1st Qtr 2nd Qtr East 0.34 0.34 9.26 The Market Is Large, Growing and Under-penetrated 9M Total Eligible OA Patients in US* 2009 Estimate Synvisc Competitors ~14%* penetration of current visco- supplementation eligible patients Only Untapped potential *USA-NHANES III database

2006 2007 2008 2009 2010E 213 252 310 513 679 Hematology & Oncology Is A Growing Business Combined Business Sales Q4 Revenue: $179 million* Clolar: $27 million*, 24% growth Mozobil: $27 million*, 41% growth Thymoglobulin: $62 million*, 6% growth Portfolio of market leading therapies spanning the spectrum of patient care with a focal call point Hematology & Oncology Global Sales ($M) *Q4:10 figures are unaudited.

Supply Recovery Business Growth Late-stage Pipeline Agenda

# Three New Product Approvals Expected by YE:13

**Alemtuzumab**
for
Multiple Sclerosis

- Potential transformative therapy with once yearly treatment
- Phase 3 program in naïve and treatment experienced patients fully enrolled
- Data expected beginning in mid-11; US approval targeted for H2:12

**Mipomersen**
for HoFH & SeHeFH

- Novel therapy for patients with uncontrolled LDL on maximally tolerated lipid lowering therapy
- Achieved primary endpoint in 4 Phase 3 trials
- EU regulatory filing planned for H1:11; NDA timing under review

**Eliglustat**
for Type 1 Gaucher
Disease

- Transformative oral therapy with the potential for a rapid impact on bone disease
- Global Phase 3 program initiated in late 2009
- Regulatory filings targeted in 2013


2010
2013

genzyme

19

20 A L E M T U Z U M A B: A Promising New Standard of Care for MS Efficacy1 Superior to Rebif Improvement in disability Durability1 >70% of patients free from clinically active disease at 4 years Convenience Annual dosing Safety and Tolerability Manageable profile Pharmacoeconomic advantage Potential new standard of care for an estimated $14B market in 20122 1 In Phase 2 2 Cowen Report, March 2010 20

ALEMTUZUMAB:

# Phase 3 Data Expected Beginning Mid-11

## CARE-MS℠

Comparison of Alemtuzumab and Rebif Efficacy in Multiple Sclerosis

| | CARE-MS I | CARE-MS II |
|---|---|---|
| Patients | 581 | 840 |
| Study Duration | 2 years | 2 years |
| Patient Population | Treatment-naïve | Treatment-experienced |
| Treatment Arms | Alemtuzumab vs. IFNB -1a | Alemtuzumab vs. IFNB -1a |
| Co-primary Outcomes | Relapse Rate<br>Disability Progression | Relapse Rate<br>Disability Progression |
| Data Timing | Mid-11 | H2:11 |

genzyme

21

A L E M T U Z U M A B: Phase 2 Data Suggest Durability of Effect Out 5 Years Annualized Relapse Rate 0.11 13% 38% Source: Coles et al. ECTRIMS 2010. SC IFN^-1a Alemtuzumab Pooled Percent of Patients With 6 mo. SAD Months 0-60 Months 0-60 Change from Month 0-60 0.35 Mean EDSS Score Patients followed through 5 years: 133 Alemtuzumab 39 SC IFNß-1a Month 60 Unchanged EDSS Score Decreased EDSS Score Alemtuzumab pooled 0.46 22.3 20.5 SC IFN^-1a -0.3 25 41.3 0.22

ALEMTUZUMAB:

# Competitive Landscape Overview

| Product | Dose Frequency | Estimated Annual Cost (WAC) |
|---|---|---|
| Avonex | Weekly | ~$37,500 |
| Betaseron | Every other day | ~$37,500 |
| Copaxone | Daily | ~$42,300 |
| Gilenya | Daily oral | ~$48,200 |
| Rebif | Three times weekly | ~$33,900 |
| Tysabri | Monthly | ~$42,800 |
| Alemtuzumab | 1 treatment session / year x 2 years | TBD |

Source: Red Book (last updated (12/2010); Cowen Dec 2010 for recent Avonex and Tysabri December price increases.
Recent Copaxone increase (BofA 1/2011)
Notes: Assumes 100% compliance; calculated on 365 days of treatment.
Prices are estimates and rounded.

genzyme

23

12.0000000000014 172.550234398626 49.0219485727037 13.0000000000015 1494.418873091 897.459928446307 14.0000000000016 2338.97509814278 2062.51517091422 15.0000000000017 2549.53946091381 2783.70266172495 16.0000000000018 2873.89114756138 3258.22859326271 17.0000000000019 2745.4755514944 3495.11368552052 18.000000000002 2509.52040658525 3179.00000000036 19.0000000000022 2339.21224804391 2522.00000000029 20.0000000000023 2286.38328694325 1866.00000000021 A L E M T U Z U M A B: Base Cases Show Peak Revenue of ~$3B 0 Projected Alemtuzumab MS Global Revenues ($M) Source: Internal forecasts and leading independent advisory firm. 20 19 18 17 16 15 14 13 2012 Genzyme Independent Advisory Firm

# Three New Product Approvals Expected by YE:13

**Alemtuzumab**
for
Multiple Sclerosis

- Transformative therapy with the potential for once yearly treatment
- Phase 3 program in naïve and treatment experienced patients fully enrolled
- Data expected beginning in mid-11; US approval targeted for 2012

**Mipomersen**
for HoFH & SeHeFH

- Novel therapy for patients with uncontrolled LDL on maximally tolerated lipid lowering therapy
- Achieved primary endpoint in 4 Phase 3 trials
- EU regulatory filing on-track in H1:11; NDA timing under review

**Eliglustat**
for Type 1 Gaucher Disease

- Transformative oral therapy with the potential for a rapid impact on bone disease
- Global Phase 3 program initiated in late 2009
- Regulatory filings targeted in 2013

2010 → 2013

genzyme

25

ELIGLUSTAT:

# A Potential Game Changer for Gaucher Disease

## The Product

- Potent, novel substrate inhibitor
- Oral therapy convenience
- Compelling 2-year Phase 2 data
  - Rapid impact on bone disease

## Status

- Global Phase 3 program underway
  - ENGAGE: treatment naïve patients
  - ENCORE: maintenance therapy
- Approval expected by YE:13



genzyme

26

E L I G L U S T A T: 2-Yr Data Comparable to Historical Cerezyme Experience Percent Change 8.0 0.0 -2.0 -4.0 -6.0 -8.0 6.0 4.0 2.0 Change in g/dL -90 -60 -30 0 30 60 90 Baseline 1 year 2 years 18 months 6 months Platelets Hemoglobin Spleen Treatment Changes (compared to historical data) 22% -22% 81% 63% 40% -36% -47% -52% 0.9g/dL 1.6g/dL 1.8g/dL 2.1g/dL Grabowski GA, et al. Ann Intern Med. Jan 1 1995;122(1):33-39 Cerezyme clinical study RC92-051, Genzyme data on file ICGG Gaucher Registry 2009 Annual Report, data to Dec 31, 2008, Genzyme on file Lukina E et al. Blood. 2010 Peterschmitt M, et al. Mol Genet Metab. 2010;99(2):S30

28 Executing Our 5-Point Value Creation Plan Capitalize on Near-term Opportunities 2 Balance Growth with CFROI 3 Improve Operating Margins 4 5 Focus on Key Businesses 1 Disciplined Capital Allocation Issued $1B of debt and completed $1B accelerated share repurchase Remaining $1B buyback anticipated by May 2011 Q4 savings of $26M; $275M in savings planned for 2011 Identified $385M in sustainable VIP savings to be fully realized by 2012 Agreements to sell Diagnostics and Genetic Services for ~$1.2B Divest or partner additional non-core assets planned during H1:11 Lumizyme approval received in May; US launch underway US Synvisc-One market growth; Synvisc approval in Japan in July Resumed normal dosing for Cerezyme; Fabrazyme expected in H2:11 Fill/finish transfer, Framingham capacity expansion ahead of schedule

Our Financial Outlook Through 2013 2011E Non-GAAP EPS $4.10-$4.35 5 Year EPS CAGR (2008 to 2013E) ~35% Cumulative Cash Flow from Operations (2011 to 2013E) ~$5.6B 2011E Total Revenue ~$5.0B 29

30 Key Milestones Expected Through YE:11 Event Expected Timing Hospira Transfer fill/finish for US market Cerezyme Fully supply existing patient demand Fabrazyme Nearly double allocations Divestitures Enter agreements on Genetics & Diagnostics Allston Close fill/finish for all markets H1:11 Stock Repurchase Anticipate completing remaining $1B buyback May '11 Alemtuzumab Phase 3 data in treatment-naive MS Mid-11 Alemtuzumab Phase 3 data in treatment-experienced MS H2:11 Fabrazyme Fully supply existing patient demand H2:11 Framingham New capacity approval for Fabrazyme H2:11 Waterford Approval of new fill/finish line (increases capacity 4x) Late '11

January 11, 2011 29th Annual J.P. Morgan Healthcare Conference Henri A. Termeer Chairman & CEO

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended September 30, 2010
(Amounts in thousands, except percentage and per share data)
UNAUDITED

			Bayer	Stock					OTHER DISCRETE ITEMS (included in GAAP and Non-GAAP results)
		GAAP	Acquisition	Compensation	Restructuring /	Discontinued			Manufacturing	Genzyme
		As Reported	Related	Expense	Severance	Operations (3)		NON-GAAP (1)	Related (2)	Pharmaceuticals

Income Statement Classification:

Total revenues		$1,001,800	$—	$—	$—	$—		$1,001,800	$—	$(3,082)

Cost of products and services sold		$(309,273)	$8,351	$5,023	$—	$—		$(295,899)	$5,629	$3,200

Gross margin	69%	$692,527	$8,351	$5,023			70%	$705,901	$5,629	$118

Selling, general and administrative		$(337,883)	$—	$22,003	$3,207	$—		$(312,673)	$—	$625

Research and development		$(207,051)	$—	$13,781	$—	$—		$(193,270)	$—	$686

Amortization of intangibles		$(61,761)	$—	$—	$—	$—		$(61,761)	$—	$—

Contingent consideration expense		$3,134	$(3,134)	$—	$—	$—		$—	$—	$—

Equity in loss of equity method investments		$(643)	$—	$—	$—	$—		$(643)	$—	$—

Other		$4,263	$—	$—	$—	$—		$4,263	$—	$—

Investment income		$2,403	$—	$—	$—	$—		$2,403	$—	$—

Interest expense		$(3,358)	$—	$—	$—	$—		$(3,358)	$—	$—

Summary:

Income (loss) from continuing operations before income taxes		$91,631	$5,217	$40,807	$3,207	$—		$140,862	$5,629	$1,429

(Provision for) benefit from income taxes	18.97%	$(17,385)	$2,126	$(13,366)	$(744)	$—	20.85%	$(29,369)	$(1,860)	$(362)

Income (loss) from continuing operations		$74,246	$7,343	$27,441	$2,463	$—		$111,493	$3,769	$1,067

Income (loss) from discontinued operations, net of tax		$(5,292)	$—	$—	$—	$5,292		$—	$—	$—

Net income (loss)		$68,954	$7,343	$27,441	$2,463	$5,292		$111,493	$3,769	$1,067

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$0.29	$0.03	$0.11	$0.01	$—		$0.44	$0.01	$0.00
Loss from discontinued operations, net of tax		$(0.02)	$—	$—	$—	$0.02		$—	$—	$—

Net income (loss)		$0.27	$0.03	$0.11	$0.01	$0.02		$0.44	$0.01	$0.00

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$0.28	$0.03	$0.10	$0.01	$—		$0.42	$0.01	$0.00
Loss from discontinued operations, net of tax		$(0.02)	$—	$—	$—	$0.02		$—	$—	$—

Net income (loss)		$0.26	$0.03	$0.10	$0.01	$0.02		$0.42	$0.01	$0.00

Weighted average shares outstanding:
Basic		255,359	255,359	255,359	255,359	255,359		255,359	255,359	255,359
Diluted		263,786	263,786	263,786	263,786	263,786		263,786	263,786	263,786
Notes:

(1)	Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.

(2)	Represents write-offs of inventory that did not meet the necessary quality specifications.

(3)	Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended June 30, 2010
(Amounts in thousands, except percentage and per share data)
REVISED FOR DISCONTINUED OPERATIONS — UNAUDITED

								OTHER DISCRETE ITEMS
			Bayer	Stock				(included in GAAP and Non-GAAP results)
			Acquisition	Compensation	Discontinued			Manufacturing	Investment
		GAAP	Related	Expense	Operations (5)		NON-GAAP (1)	Related (3)	Impairment (4)
Income Statement Classification:

Total revenues		$953,164	$—	$—	$—		$953,164	$—	$—

Cost of products and services sold		$(287,109)	$10,241	$3,834	$—		$(273,034)	$28,467	$—

Gross margin	70%	$666,055	$10,241	$3,834	$—	71%	$680,130	$28,467

Selling, general and administrative		$(357,753)	$—	$25,366	$—		$(332,387)	$—	$—

Research and development		$(221,533)	$—	$13,366	$—		$(208,167)	$—	$—

Amortization of intangibles		$(64,732)	$—	$—	$—		$(64,732)	$—	$—

Contingent consideration expense		$(10,021)	$10,021	$—	$—		$—	$—	$—

Equity in loss of equity method investments		$(870)	$—	$—	$—		$(870)	$—	$—

Other		$(31,206)	$—	$—	$—		$(31,206)	$—	$32,250

Investment income		$3,084	$—	$—	$—		$3,084	$—	$—

Interest expense		$—	$—	$—	$—		$—	$—	$—

Summary:

Income (loss) from continuing operations before income taxes		$(16,976)	$20,262	$42,566	$—		$45,852	$28,467	$32,250

(Provision for) benefit from income taxes	95.42%	$16,199	$(3,308)	$(12,731)	$—	-0.35%	$160	$(7,624)	$(11,901)

Income (loss) from continuing operations		$(777)	$16,954	$29,835	$—		$46,012	$20,843	$20,349

Income (loss) from discontinued operations, net of tax		$(2,996)	$—	$—	$2,996		$—	$—	$—

Net income (loss)		$(3,773)	$16,954	$29,835	$2,996		$46,012	$20,843	$20,349

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$(0.00)	$0.06	$0.11	$—		$0.17	$0.08	$0.08
Income (loss) from discontinued operations, net of tax		$(0.01)	$—	$—	$0.01		$—	$—	$—

Net income (loss)		$(0.01)	$0.06	$0.11	$0.01		$0.17	$0.08	$0.08

Net income (loss) per share-diluted: (2)
Income (loss) from continuing operations, net of tax		$(0.00)	$0.06	$0.11	$—		$0.17	$0.08	$0.08
Income (loss) from discontinued operations, net of tax		$(0.01)	$—	$—	$0.01		$—	$—	$—

Net income (loss)		$(0.01)	$0.06	$0.11	$0.01		$0.17	$0.08	$0.08

Weighted average shares outstanding:
Basic		265,270	265,270	265,270	265,270		265,270	265,270	265,270
Diluted (2)		265,270	270,125	270,125	270,125		270,125	265,270	265,270

Notes:

(1)	Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.

(2)	GAAP diluted net loss per share and diluted weighted average shares outstanding for the applicable period excludes the effect of all common stock equivalents because their effect would be anti-dilutive due to our net loss for the period.

(3)	Represents primarily write-offs of inventory due to the interruption in operations late in the first quarter at our Allston, MA facility, as well as costs associated with the temporary shutdown at our Haverhill, UK facility in December 2009.

(4)	Represents a write-down of our investment in the common stock of ISIS Pharmaceuticals, Inc., to the extent our cost exceeds the market value, in accordance with GAAP.

(5)	Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended March 31, 2010
(Amounts in thousands, except percentage and per share data)
REVISED FOR DISCONTINUED OPERATIONS — UNAUDITED

									OTHER DISCRETE ITEMS
				Bayer	Stock				(included in GAAP and Non-GAAP results)
			Consent	Acquisition	Compensation	Discontinued			Manufacturing
		GAAP	Decree	Related	Expense	Operations (3)		NON-GAAP (1)	Related
Income Statement Classification:

Total revenues		$941,891	$—	$—	$—	$—		$941,891	$—

Cost of products and services sold		$(260,092)	$—	$8,702	$5,342	$—		$(246,048)	$10,842

Gross margin	72%	$681,799	$—	$8,702	$5,342	$—	74%	$695,843	$10,842

Selling, general and administrative		$(508,282)	$175,000	$—	$23,083	$—		$(310,199)	$—

Research and development		$(216,603)	$—	$—	$14,221	$—		$(202,382)	$—

Amortization of intangibles		$(67,834)	$—	$—	$—	$—		$(67,834)	$—

Contingent consideration expense		$(62,549)	$—	$62,549	$—	$—		$—	$—

Equity in loss of equity method investments		$(697)	$—	$—	$—	$—		$(697)	$—

Other		$(450)	$—	$—	$—	$—		$(450)	$—

Investment income		$3,300	$—	$—	$—	$—		$3,300	$—

Interest expense		$—	$—	$—	$—	$—		$—	$—

Summary:

Income (loss) from continuing operations before income taxes		$(171,316)	$175,000	$71,251	$42,646	$—		$117,581	$10,842

(Provision for) benefit from income taxes	34.84%	$59,679	$(51,299)	$(14,649)	$(11,542)	$—	15.15%	$(17,811)	$(3,309)

Income (loss) from continuing operations		$(111,637)	$123,701	$56,602	$31,104	$—		$99,770	$7,533

Income (loss) from discontinued operations, net of tax		$(3,311)	$—	$—	$—	$3,311		$—	$—

Net income (loss)		$(114,948)	$123,701	$56,602	$31,104	$3,311		$99,770	$7,533

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$(0.42)	$0.46	$0.21	$0.12	$—		$0.37	$0.03
Income (loss) from discontinued operations, net of tax		$(0.01)	$—	$—	$—	$0.01		$—	$—

Net income (loss)		$(0.43)	$0.46	$0.21	$0.12	$0.01		$0.37	$0.03

Net income (loss) per share-diluted: (2)
Income (loss) from continuing operations, net of tax		$(0.42)	$0.45	$0.21	$0.11	$—		$0.37	$0.03
Income (loss) from discontinued operations, net of tax		$(0.01)	$—	$—	$—	$0.01		$—	$—

Net income (loss)		$(0.43)	$0.45	$0.21	$0.11	$0.01		$0.37	$0.03

Weighted average shares outstanding:
Basic		266,251	266,251	266,251	266,251	266,251		266,251	266,251
Diluted (2)		266,251	271,981	271,981	271,981	271,981		271,981	266,251
Notes:

(1)	Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.

(2)	GAAP diluted net loss per share and diluted weighted average shares outstanding for the applicable period excludes the effect of all common stock equivalents because their effect would be anti-dilutive due to our net loss for the period.

(3)	Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended December 31, 2009
(Amounts in thousands, except percentage and per share data)
REVISED FOR DISCONTINUED OPERATIONS — UNAUDITED

			Bayer
		GAAP	Acquisition	FAS 123R	Discontinued
		As Reported	Related	Expense	Operations (2)		NON-GAAP (1)
Income Statement Classification:

Total revenues		$938,290	$—	$—	$—		$938,290

Cost of products and services sold		$(296,136)	$19,082	$7,388	$—		$(269,666)

Gross margin	68%	$642,154	$19,082	$7,388	$—	71%	$668,624

Selling, general and administrative		$(340,374)	$—	$21,767	$—		$(318,607)

Research and development		$(224,918)	$—	$13,657	$—		$(211,261)

Amortization of intangibles		$(70,237)	$—	$—	$—		$(70,237)

Contingent consideration expense		$(28,297)	$28,297	$—	$—		$—

Gains (losses) on investments in equity securities		$1,276	$—	$—	$—		$1,276

Gain on acquisition of business

Other		$700	$—	$—	$—		$700

Investment income		$3,605	$—	$—	$—		$3,605

Summary:

Income (loss) from continuing operations before income taxes		$(16,091)	$47,379	$42,812	$—		$74,100

(Provision for) benefit from income taxes	-233.73%	$37,609	$(22,232)	$(11,385)	$—	-5.39%	$3,992

Income (loss) from continuing operations		$21,518	$25,147	$31,427	$—		$78,092

Income (loss) from discontinued operations, net of tax		$1,727	$—	$—	$(1,727)		$—

Net income (loss)		$23,245	$25,147	$31,427	$(1,727)		$78,092

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$0.08	$0.09	$0.12	$—		$0.29
Income (loss) from discontinued operations, net of tax		$0.01	$—	$—	$(0.01)		$—

Net income (loss)		$0.09	$0.09	$0.12	$(0.01)		$0.29

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$0.08	$0.09	$0.12	$—		$0.29
Income (loss) from discontinued operations, net of tax		$0.01	$—	$—	$(0.01)		$—

Net income (loss)		$0.09	$0.09	$0.12	$(0.01)		$0.29

Weighted average shares outstanding:
Basic		265,596	265,596	265,596	265,596		265,596
Diluted		270,241	270,241	270,241	270,241		270,241

Notes:

(1)	Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.

(2)	Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended September 30, 2009
(Amounts in thousands, except percentage and per share data)
REVISED FOR DISCONTINUED OPERATIONS — UNAUDITED

			Bayer
		GAAP	Acquisition	FAS 123R	Discontinued
		As Reported	Related	Expense	Operations (2)		NON-GAAP (1)
Income Statement Classification:

Total revenues		$923,766	$—	$—	$—		$923,766

Cost of products and services sold		$(279,882)	$17,740	$5,015	$—		$(257,127)

Gross margin	70%	$643,884	$17,740	$5,015	$—	72%	$666,639

Selling, general and administrative		$(323,513)	$—	$22,333	$—		$(301,180)

Research and development		$(215,925)	$—	$13,741	$—		$(202,184)

Amortization of intangibles		$(68,078)	$—	$—	$—		$(68,078)

Contingent consideration expense		$(28,197)	$28,197	$—	$—		$—

Gains (losses) on investments in equity securities		$(651)	$—	$—	$—		$(651)

Gain on acquisition of business

Other		$614	$—	$—	$—		$614

Investment income		$4,543	$—	$—	$—		$4,543

Summary:

Income (loss) from continuing operations before income taxes		$12,677	$45,937	$41,089	$—		$99,703

(Provision for) benefit from income taxes	-7.61%	$965	$(11,667)	$(11,151)	$—	21.92%	$(21,853)

Income (loss) from continuing operations		$13,642	$34,270	$29,938	$—		$77,850

Income (loss) from discontinued operations, net of tax		$2,353	$—	$—	$(2,353)		$—

Net income (loss)		$15,995	$34,270	$29,938	$(2,353)		$77,850

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$0.05	$0.13	$0.11	$—		$0.29
Income (loss) from discontinued operations, net of tax		$0.01	$—	$—	$(0.01)		$—

Net income (loss)		$0.06	$0.13	$0.11	$(0.01)		$0.29

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$0.05	$0.13	$0.11	$—		$0.28
Income (loss) from discontinued operations, net of tax		$0.01	$—	$—	$(0.01)		$—

Net income (loss)		$0.06	$0.13	$0.11	$(0.01)		$0.28

Weighted average shares outstanding:
Basic		268,957	268,957	268,957	268,957		268,957
Diluted		273,741	273,741	273,741	273,741		273,741
Notes:
(1)	Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.

(2)	Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended June 30, 2009
(Amounts in thousands, except percentage and per share data)
REVISED FOR DISCONTINUED OPERATIONS — UNAUDITED

			Bayer
		GAAP	Acquisition	FAS 123R	Discontinued
		As Reported	Related	Expense	Operations (2)		NON-GAAP (1)
Income Statement Classification:

Total revenues		$1,095,555	$—	$—	$—		$1,095,555

Cost of products and services sold		$(274,071)	$—	$4,873	$—		$(269,198)

Gross margin	75%	$821,484	$—	$4,873	$—	75%	$826,357

Selling, general and administrative		$(307,084)	$—	$34,985	$—		$(272,099)

Research and development		$(207,291)	$—	$19,445	$—		$(187,846)

Amortization of intangibles		$(60,783)	$—	$—	$—		$(60,783)

Contingent consideration expense		$(9,090)	$9,090	$—	$—		$—

Gains (losses) on investments in equity securities		$(106)	$—	$—	$—		$(106)

Gain on acquisition of business		$24,159	$(24,159)	$—	$—		$—

Other		$(2,061)	$—	$—	$—		$(2,061)

Investment income		$4,145	$—	$—	$—		$4,145

Summary:

Income (loss) from continuing operations before income taxes		$263,373	$(15,069)	$59,303	$—		$307,607

(Provision for) benefit from income taxes	29.53%	$(77,767)	$4,119	$(12,855)	$—	28.12%	$(86,503)

Income (loss) from continuing operations		$185,606	$(10,950)	$46,448	$—		$221,104

Income (loss) from discontinued operations, net of tax		$1,968	$—	$—	$(1,968)		$—

Net income (loss)		$187,574	$(10,950)	$46,448	$(1,968)		$221,104

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$0.69	$(0.04)	$0.17	$—		$0.82
Income (loss) from discontinued operations, net of tax		$(0.00)	$—	$—	$(0.00)		$—

Net income (loss)		$0.69	$(0.04)	$0.17	$(0.00)		$0.82

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$0.68	$(0.04)	$0.17	$—		$0.80
Income (loss) from discontinued operations, net of tax		$(0.00)	$—	$—	$(0.00)		$—

Net income (loss)		$0.68	$(0.04)	$0.17	$(0.00)		$0.80

Weighted average shares outstanding:
Basic		269,958	269,958	269,958	269,958		269,958
Diluted		274,852	274,852	274,852	274,852		274,852

Notes:

(1)	Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.

(2)	Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.

GENZYME CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EARNINGS
For the Three Months Ended March 31, 2009
(Amounts in thousands, except percentage and per share data)
REVISED FOR DISCONTINUED OPERATIONS — UNAUDITED

			Bayer
		GAAP	Acquisition	FAS 123R	Discontinued
		As Reported	Related	Expense	Operations (2)		NON-GAAP (1)
Income Statement Classification:

Total revenues		$1,019,677	$—	$—	$—		$1,019,677

Cost of products and services sold		$(220,258)	$—	$4,997	$—		$(215,261)

Gross margin	78%	$799,419	$—	$4,997	$—	79%	$804,416

Selling, general and administrative		$(273,427)	$—	$21,656	$—		$(251,771)

Research and development		$(185,719)	$—	$13,275	$—		$(172,444)

Amortization of intangibles		$(54,409)	$—	$—	$—		$(54,409)

Contingent consideration expense		$—	$—	$—	$—		$—

Gains (losses) on investments in equity securities		$(576)	$—	$—	$—		$(576)

Gain on acquisition of business		$—	$—	$—	$—		$—

Other		$(899)	$—	$—	$—		$(899)

Investment income		$5,349	$—	$—	$—		$5,349

Summary:

Income (loss) from continuing operations before income taxes		$289,738	$—	$39,928	$—		$329,666

(Provision for) benefit from income taxes	28.82%	$(83,503)	$—	$(11,597)	$—	28.85%	$(95,100)

Income (loss) from continuing operations		$206,235	$—	$28,331	$—		$234,566

Income (loss) from discontinued operations, net of tax		$(10,749)	$—	$—	$10,749		$—

Net income (loss)		$195,486	$—	$28,331	$10,749		$234,566

Net income (loss) per share-basic:
Income (loss) from continuing operations, net of tax		$0.76	$—	$0.10	$—		$0.87
Income (loss) from discontinued operations, net of tax		$(0.04)	$—	$—	$0.04		$—

Net income (loss)		$0.72	$—	$0.10	$0.04		$0.87

Net income (loss) per share-diluted:
Income (loss) from continuing operations, net of tax		$0.74	$—	$0.10	$—		$0.84
Income (loss) from discontinued operations, net of tax		$(0.04)	$—	$—	$0.04		$—

Net income (loss)		$0.70	$—	$0.10	$0.04		$0.84

Weighted average shares outstanding:
Basic		270,854	270,854	270,854	270,854		270,854
Diluted		277,628	277,628	277,628	277,628		277,628

Notes:

(1)	Represents the Non-GAAP results of operations for Genzyme Corporation for the applicable period. We believe that certain Non-GAAP financial measures, when considered together with the GAAP figures, can enhance the overall understanding of the company’s past financial performance and its prospects for the future. The Non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the trends underlying our operating results and financial position and are among the primary indicators management uses for planning and forecasting purposes and measuring the company’s performance. Such Non-GAAP financial measures should not be considered in isolation or used as a substitute for GAAP. Earnings per share are calculated as net income (loss) divided by weighted average shares outstanding. Therefore, earnings per share may not add across due to rounding.

(2)	Discontinued Operations represents the operations of Genzyme Genetics and Genzyme Diagnostics, net of tax.